As filed with the Securities and Exchange Commission on December 3, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2003

CATELLUS DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31908	94-2953477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mission Street, Second Floor,

San Francisco, California 94105

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (415) 974-4500

Catellus SubCo, Inc.

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On December 3, 2003, Catellus Development Corporation issued a press release announcing the completion of the merger of affiliated entities as part of the restructuring of the company’s business operations to allow the company to operate as a real estate investment trust, or REIT, effective January 1, 2004. The restructuring included the formation of Catellus SubCo, Inc. and Catellus Operating Limited Partnership. On December 1, 2003, the predecessor Catellus Development Corporation (“Old Catellus”) merged with and into Catellus Operating Limited Partnership. Catellus SubCo, Inc. owns, directly or indirectly, all of the equity interests of that partnership. Catellus SubCo, Inc., which, concurrently with the merger, changed its name to Catellus Development Corporation, has become the publicly traded, New York Stock Exchange listed company in place of Old Catellus, and succeeds to and will continue to operate, directly or indirectly, the business of Old Catellus. As a consequence of the merger, each share of Old Catellus common stock will be converted into one share of common stock of the successor Catellus Development Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CATELLUS DEVELOPMENT CORPORATION

Dated December 3, 2003	By:	/s/ C. William Hosler

C. William Hosler
	Title:	Senior Vice President and Chief Financial Officer